Udemy Reports First Quarter 2025 Results
Exceeds high end of guidance ranges for Revenue and Adjusted EBITDA
Launches Career Accelerators, AI-powered subscription learning paths to fast-track professional growth

SAN FRANCISCO –– Apr. 30, 2025 –– Udemy (Nasdaq: UDMY), a leading AI-powered reskilling platform, today reported results for the three-month period ended March 31, 2025. Udemy has provided a supplemental deck with earnings highlights, which is available for download on the “Quarterly Results” section of the Investor Relations website.
Financial Results and Key Operating Data Summary
(in millions, except customers, percentages, and basis points)

	Three Months Ended March 31,		Change
	2025	2024	YoY
Revenue	$200.3	$196.8	2%
Gross Profit	$129.4	$120.6	7%
Gross Margin	65%	61%	400	bps
Non-GAAP Gross Profit	$131.0	$122.9	7%
Non-GAAP Gross Margin	65%	62%	300	bps
Net Loss	$(1.8)	$(18.3)	90%
Non-GAAP Net Income (Loss)	$17.9	$5.3	236%
Adjusted EBITDA	$21.1	$6.5	227%
Adjusted EBITDA Margin	11%	3%	800	bps

Enterprise Segment
Total Customers	17,216	16,070	7%
UB Annual Recurring Revenue	$519.0	$479.4	8%
UB Net Dollar Retention Rate	96%	104%	(800)	bps
UB Large Customer Net Dollar Retention Rate	100%	111%	(1,100)	bps
Segment Revenue	$127.7	$117.6	9%
Segment Adjusted Gross Profit	$96.0	$84.6	13%
Segment Adjusted Gross Margin	75%	72%	300	bps

Consumer Segment
Monthly Average Buyers	1.41	1.44	(2)%
Segment Revenue	$72.6	$79.2	(8)%
Segment Adjusted Gross Profit	$40.4	$43.2	(6)%
Segment Adjusted Gross Margin	56%	55%	100	bps

“I am pleased that our Q1 results exceeded expectations for both revenue and adjusted EBITDA," said Hugo Sarrazin, President and CEO of Udemy. “Udemy pioneered the democratization of learning by bringing expert-led content online at scale, and now we stand at the forefront of an even more profound transformation powered by generative AI. The global reskilling imperative has accelerated as businesses navigate economic uncertainty, rush to develop essential AI fluency, and adapt to fundamental shifts in labor markets. Udemy is uniquely positioned to address these needs with its unrivaled combination of marketplace scale, enterprise solutions, and AI-powered capabilities. Udemy’s offerings are becoming more essential than ever and the opportunities remain massive, strengthening our value proposition and confidence in our ability to create significant long-term value for all stakeholders.”

First Quarter 2025 Financial Highlights
•Total revenue increased 2% year-over-year to $200.3 million. Revenue growth includes a negative impact of 2 percentage points from changes in foreign exchange (FX) rates.
•Enterprise segment, or Udemy Business, revenue of $127.7 million increased 9% year-over-year, including the negative impact of 1 percentage point from changes in FX rates.
•Udemy Business Annual Recurring Revenue (ARR) increased 8% year-over-year to $519.0 million.
•Consumer segment revenue of $72.6 million decreased 8% year-over-year, including the negative impact of 3 percentage points from changes in FX rates.
•Net loss was $1.8 million, while Adjusted EBITDA was $21.1 million, or 11% margin, representing a 800 basis point expansion year-over-year.
•Cash, cash equivalents, restricted cash, and marketable securities was $358.1 million at the end of the quarter.
•Free cash flow for the quarter was positive $7.1 million, or 4% margin.
Business and Operational Highlights
•Added 2 million new learners and nearly 120 net new Enterprise customers to the Udemy platform, ending the quarter with a total of 79 million and 17,216, respectively.
•Acquired new, or expanded existing, relationships with Udemy Business customers globally, including Anheuser-Busch InBev (Belgium), ARCO Human Resources Company (Saudi Arabia), Babel Sistemas de Información (Spain), Binance (N/A), dunnhumby Limited (U.K.), Grupo FEMSA (Mexico), Iveco Group (Italy), Isuzu Motors Limited (Japan), LATAM Airlines Group (Chile), Norah AlMalahi Foundation (Saudi Arabia), NTT East (Japan), Ricoh Europe (Netherlands), Riyad Bank (Saudi Arabia) and Sony India Software Centre Private Limited (India).
•Launched Career Accelerators, which consists of curated collections of courses designed to help learners gain the most in-demand skills for high-opportunity roles to advance their careers. Built on Udemy’s skills marketplace, Career Accelerators supports more personalized learning experiences by guiding individuals toward career outcomes with confidence. The first set of Accelerators are now live, with many more launching throughout the year.
•Entered into a strategic partnership with Ingram Micro to expand upskilling opportunities and enhance customer experience for organizations in India through Ingram Micro’s distribution network.
•Partnered with five-time professional cricket champions, the Mumbai Indians (MI), underscoring the organizations’ mutual commitment to continuous skills development and performance excellence by empowering hundreds of MI employees with, and exposing more than 50 million fans to, cutting-edge skill-building resources for lifelong upskilling.
•Recognized as Strategic Leader in the 2025 Fosway 9-Grid™ for Digital Learning, a multidimensional learning market analysis model.
•Ranked 17th on Built In’s prestigious annual list of Best Places to Work for 2025, continuing the winning streak as an employer of choice in Austin, Colorado, and San Francisco for the third consecutive year.

Financial Outlook
Udemy provides guidance based on current market conditions and expectations. Actual results may differ materially. Please refer to the comments below regarding forward-looking statements.
The following table reflects Udemy’s financial outlook for its second quarter and full year ending December 31, 2025.

	Three months ending June 30, 2025	Year ending December 31, 2025
Revenue	$195 to $199 million	$772 to $794 million
Adjusted EBITDA[1]	$22 to $24 million	$77 to $87 million
Weighted Average Share Count, Basic	149 million	150 million
Weighted Average Share Count, Diluted	151 million	153 million
1. Udemy has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence.

Udemy's revenue guidance assumes FX rates will remain unchanged from the end of the first quarter of 2025. As a result, the revenue guidance ranges above assume historical changes in FX rates will have a negative 1.5 percentage point impact on second quarter year-over-year revenue growth and a negative 1 point impact on full year 2025 revenue growth.
Webcast Information
Udemy will host a conference call and webcast at 2:00 p.m. PT / 5:00 p.m. ET today, Wednesday, April 30 to discuss its first quarter 2025 financial results and outlook. A link to the live webcast and recorded replay of the conference call will be available on the “Quarterly Results” section of Udemy’s Investor Relations website at https://investors.udemy.com/. The live call may also be accessed via telephone at (833) 630-1963 domestically and (412) 317-5702 internationally. The archived replay of the webcast will be available for approximately one year.

Non-GAAP Financial Measures
To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide useful information to investors and others in understanding and evaluating our operating results because our management team and board of directors use these non-GAAP financial measures for the purposes of assessing operating results and business planning. These non-GAAP financial measures also provide useful measures for period-to-period comparisons of our business by removing the effect of certain non-cash expenses and certain variable charges.
Adjusted EBITDA and Adjusted EBITDA Margin
We calculate Adjusted EBITDA as net loss determined in accordance with GAAP, adjusted to exclude i) interest income; ii) interest expense; iii) provision for income taxes; iv) depreciation and amortization; v) other income (expense), net, including gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency; vi) stock-based compensation expense; and vii) restructuring charges. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue for the same period. We have not reconciled our expectations for Adjusted EBITDA and Adjusted EBITDA Margin to net loss and net loss margin, respectively, the most directly comparable GAAP measures, because certain items are out of our control or cannot be reasonably predicted and a reconciliation for the guidance for Adjusted EBITDA and Adjusted EBITDA Margin is not available without unreasonable effort.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share, Basic and Diluted
We define non-GAAP net income (loss) as net loss, adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, and restructuring charges.
We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share, basic. We define non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share, diluted, which adjusts for the potentially dilutive effects of our employee equity incentive plans.

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit as gross profit, adjusted to exclude stock-based compensation expense and the amortization of acquired intangible assets. We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.
Udemy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Udemy’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Key Business Metrics
Udemy Business customers
We count the total number of Udemy Business (“UB”) customers at the end of each period. To do so, we generally count unique customers using the concept of a domestic ultimate parent, defined as the highest business in the family tree that is in the same country as the contracted entity. In some cases, we deviate from this methodology, defining the contracted entity as a unique customer despite the existence of a domestic ultimate parent. This often occurs where the domestic ultimate parent is a financial owner, government entity, conglomerate, or acquisition target where we have contracted directly with the subsidiary. We define a UB customer as a customer who purchases Udemy via our direct sales force, reseller partnerships or through our self-service platform.
Udemy Business Annual Recurring Revenue
We disclose our UB ARR as a measure of our Enterprise revenue growth. ARR represents the annualized value of our UB customer contracts on the last day of a given period. Only revenue from closed UB contracts with active seats as of the last day of the period are included.
Udemy Business Net Dollar Retention Rate and Udemy Business Large Customer Net Dollar Retention Rate
We disclose UB Net Dollar Retention Rate, or UB NDRR, as a measure of revenue growth for all UB customers within our Enterprise segment, including UB Large Customers, which we define as companies with at least 1,000 employees. We calculate UB NDRR as the total ARR at the end of a trailing twelve-month period divided by the total ARR at the beginning of a trailing twelve-month period for the cohort of all UB customers active at the beginning of the trailing twelve-month period. We calculate UB Large Customer NDRR as the total UB Large Customer ARR at the end of a trailing twelve-month period divided by the total Large Customer ARR at the beginning of a trailing twelve-month period for the cohort of UB customers with at least 1,000 employees active at the beginning of the trailing twelve-month period. Total ARR and Large Customer ARR at the end of a trailing twelve-month period are calculated as ARR and Large Customer ARR, respectively, at the beginning of a trailing twelve-month period that are then adjusted for upsells, downsells, and churns for the same cohort of customers during that period. Large Customer ARR represents the annualized value of contracts for UB customers with active seats and having at least 1,000 employees on the last day of a given period.
Monthly average buyers
A buyer is a consumer who purchases a course or subscription through our direct-to-consumer offering. We first determine the number of monthly buyers by taking the total buyers of single courses during a given month plus the total active, paid consumer subscribers at any point in that month, adjusting for duplicate buyers that may be present in both totals. We then calculate monthly average buyers by taking an average of the monthly buyer totals over a particular period, such as a fiscal year. Our monthly average buyer count is not intended as a measure of active engagement, as not all buyers are active at any given time or over any given period.
Segment revenue and segment adjusted gross profit
Segment revenue represents the revenue recognized from our two segments, Enterprise (or Udemy Business), and Consumer. Segment adjusted gross profit is defined as segment revenue less segment adjusted cost of revenue. Segment adjusted cost of revenue includes content costs, customer support services, hosting and platform costs, and payment processing fees that are allocable to each segment. Segment adjusted gross profit excludes amortization of capitalized software, depreciation, stock-based compensation, and amortization of intangible assets included in cost of revenue as our chief operating decision maker does not include the information in his measurement of the performance of the operating segments.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to future operating results and financial position, including second quarter and full year 2025 as well as future periods; anticipated future expenses and investments; our business strategy and plans, including the impact of our strategic initiatives and operational efficiency initiatives and our ability to successfully execute on these initiatives; market growth; and our market position and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our publicly available filings with the Securities and Exchange Commission. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.
About Udemy
Udemy (Nasdaq: UDMY) transforms lives through learning by ensuring everyone has access to the latest and most relevant skills. Through the Udemy Intelligent Skills Platform and a global community of diverse and knowledgeable instructors, millions of learners gain expertise in a wide range of technical and professional skills — from generative AI to leadership. The Udemy marketplace provides learners with thousands of up-to-date courses in dozens of languages, offering a variety of solutions to achieve their goals. Udemy Business empowers enterprises to offer on-demand learning for all employees, immersive learning for tech teams through Udemy Business Pro, and cohort learning for leaders through Udemy Business Leadership Academy. Udemy Business customers include FenderⓇ, Glassdoor, On24, The World Bank, and Volkswagen. Udemy is headquartered in San Francisco with hubs in Austin and Denver, USA; Ankara and Istanbul, Türkiye; Dublin, Ireland; Melbourne, Australia; and Chennai, Gurugram, and Mumbai, India.

Udemy, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$200,300	$196,846
Cost of revenue (1)(2)	70,857	76,282
Gross profit	129,443	120,564
Operating expenses (1)(2)
Sales and marketing	82,500	87,301
Research and development	24,958	31,223
General and administrative	25,008	24,769
Restructuring charges	1,469	—
Total operating expenses	133,935	143,293
Loss from operations	(4,492)	(22,729)
Other income, net
Interest income	3,575	5,728
Interest expense	(15)	(3)
Other income (expense), net	98	(308)
Total other income, net	3,658	5,417
Net loss before taxes	(834)	(17,312)
Income tax provision	(937)	(1,027)
Net loss	$(1,771)	$(18,339)
Net loss per share
Basic and diluted	$(0.01)	$(0.12)
Weighted-average shares used in computing net loss per share
Basic and diluted	148,027,183	156,570,426

(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended March 31,
	2025	2024
Cost of revenue	$1,572	$1,657
Sales and marketing	5,407	7,341
Research and development	4,708	6,675
General and administrative	6,280	7,032
Total stock-based compensation expense	$17,967	$22,705
(2)     Includes amortization of intangible assets as follows (in thousands):

	Three Months Ended March 31,
	2025	2024
Cost of revenue	$—	$725
Sales and marketing	230	230
Total amortization of intangible assets	$230	$955

Udemy, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$189,617	$190,592
Restricted cash, current	—	100
Marketable securities	167,398	163,844
Accounts receivable, net	111,172	88,216
Prepaid expenses and other current assets	26,133	22,735
Deferred contract costs, current	46,736	40,841
Total current assets	541,056	506,328
Property and equipment, net	6,765	4,534
Capitalized software, net	30,760	31,548
Operating lease right-of-use assets	10,035	10,950
Restricted cash, non-current	1,115	1,115
Deferred contract costs, non-current	30,192	32,212
Intangible assets, net	2,198	2,428
Goodwill	12,646	12,646
Other assets	4,226	3,867
Total assets	$638,993	$605,628
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,430	$6,311
Accrued expenses and other current liabilities	30,171	31,156
Content costs payable	34,485	37,607
Accrued compensation and benefits	22,317	28,793
Operating lease liabilities, current	2,584	2,502
Deferred revenue, current	326,331	291,106
Total current liabilities	420,318	397,475
Operating lease liabilities, non-current	7,286	8,315
Deferred revenue, non-current	2,025	2,438
Other liabilities, non-current	5	6
Total liabilities	429,634	408,234
Stockholders' equity:
Common stock	1	1
Additional paid-in capital	1,016,130	1,002,390
Accumulated other comprehensive income	(15)	(11)
Accumulated deficit	(806,757)	(804,986)
Total stockholders’ equity	209,359	197,394
Total liabilities and stockholders' equity	$638,993	$605,628

Udemy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,771)	$(18,339)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,205	6,483
Amortization of deferred contract costs	15,620	14,041
Stock-based compensation	17,967	22,705
Allowance for credit losses	2,101	743
Net (accretion) amortization of marketable securities	(1,287)	(2,300)
Non-cash operating lease expense	915	1,487
Other	350	215
Changes in operating assets and liabilities:
Accounts receivable	(25,057)	(7,954)
Prepaid expenses and other assets	(4,106)	(5,046)
Deferred contract costs	(19,495)	(18,081)
Accounts payable, accrued expenses and other liabilities	(9,975)	(1,145)
Content costs payable	(3,121)	(4,906)
Operating lease liabilities	(949)	(2,423)
Deferred revenue	34,813	35,489
Net cash provided by operating activities	12,210	20,969
Cash flows from investing activities:
Purchases of marketable securities	(78,644)	(89,462)
Proceeds from maturities of marketable securities	76,350	89,150
Purchases of property and equipment	(2,381)	(197)
Capitalized software costs	(2,739)	(3,261)
Net cash used in investing activities	(7,414)	(3,770)
Cash flows from financing activities:
Net proceeds from exercise of stock options	41	313
Taxes paid related to net share settlement of equity awards	(5,948)	(11,634)
Repurchases of common stock	—	(55,144)
Net cash used in financing activities	(5,907)	(66,465)

Effect of foreign exchange rates on cash flows	36	(50)

Net decrease in cash, cash equivalents and restricted cash	(1,075)	(49,316)
Cash, cash equivalents and restricted cash—Beginning of period	191,807	309,552
Cash, cash equivalents and restricted cash—End of period	$190,732	$260,236

Udemy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages, share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Gross profit	$129,443	$120,564
Stock-based compensation expense	1,572	1,657
Intangible asset amortization	—	725
Non-GAAP gross profit	$131,015	$122,946
Gross margin (1)	65%	61%
Non-GAAP gross margin (2)	65%	62%
(1)        We calculate gross margin as gross profit divided by revenue for the same period.
(2)        We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.

	Three Months Ended March 31,
	2025	2024
Net loss	$(1,771)	$(18,339)
Stock-based compensation expense	17,967	22,705
Intangible asset amortization	230	955
Restructuring charges	1,469	—
Non-GAAP net income	$17,895	$5,321

Weighted-average shares used in computing net loss per share, basic and diluted, and non-GAAP net income per share, basic (3)	148,027,183	156,570,426
Effect of dilutive securities	2,435,015	5,510,208
Weighted-average shares used in computing non-GAAP net income per share, diluted	150,462,198	162,080,634

Net loss per share, basic and diluted	$(0.01)	$(0.12)
Non-GAAP net income per share, basic	$0.12	$0.03
Non-GAAP net income per share, diluted	$0.12	$0.03

(3)         For periods presented with a net loss, potentially dilutive securities were excluded from the computation of net loss per share, diluted, because the impact of including them would have been anti-dilutive.

	Three Months Ended March 31,
	2025	2024
Net loss	$(1,771)	$(18,339)
Adjusted to exclude the following:
Interest income	(3,575)	(5,728)
Interest expense	15	3
Income tax provision	937	1,027
Depreciation and amortization	6,205	6,483
Stock-based compensation expense	17,967	22,705
Other income (expense), net	(98)	308
Restructuring charges	1,469	—
Adjusted EBITDA	$21,149	$6,459
Net loss margin (4)	(1)%	(9)%
Adjusted EBITDA margin (5)	11%	3%
(4)        We calculate net loss margin as net loss divided by revenue for the same period.
(5)        We calculate adjusted EBITDA margin as adjusted EBITDA divided by revenue for the same period.

Investor Contact
Dennis Walsh
Vice President, Investor Relations
dennis.walsh@udemy.com

Media Contact
Glenn Lehrman
Vice President, Corporate Communications
press@udemy.com